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                          RICHMAN, LAWRENCE, MANN, GREENE,
                            CHIZEVER, FRIEDMAN & PHILLIPS
                          9601 WILSHIRE BOULEVARD, PENTHOUSE
                           BEVERLY HILLS, CALIFORNIA 90210
                               TELEPHONE (310) 274-8300

                                     -----------

                                  FAX (310) 274-2831





October 3, 1997



Koo Koo Roo, Inc.
11075 Santa Monica Blvd., Second Floor
Los Angeles, California 90025

Re: Koo Koo Roo, Inc. Registration Statement on Form S-8
    Relating to Options Granted to Robert Courson
    ----------------------------------------------------

Gentlemen:

    We have assisted in the preparation and filing by Koo Koo Roo, Inc., a Delaware corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 275,000 shares of the Company's Common Stock, $0.01 par value (the "Option Shares") that may be issued under three Non-Qualified Stock Option Agreements entered into between the Company and Robert Courson (collectively referred to as the "Agreements").

    We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.

    Based upon and subject to the foregoing, we are of the opinion that the Option Shares have been duly authorized and reserved for issuance and such Option Shares, when issued in accordance with the terms of the Agreements against payment therefor, will be duly and validly issued, fully paid and nonassessable.

    The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable state laws relating to the offer and sale of securities.

    We hereby expressly consent to the filing of a copy of this opinion in the Registration Statement and the use of our opinion in connection therewith.

                             Very truly yours,

                             RICHMAN, LAWRENCE, MANN, GREENE, CHIZEVER,
                             FRIEDMAN & PHILLIPS